As filed with the Securities and Exchange Commission on September 8, 2011
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BUCKEYE OIL & GAS, INC.
(Exact name of Registrant as specified in its charter)

Florida	1381	27-2565276
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Buckeye Oil & Gas, Inc.
8275 S. Eastern Avenue, Suite 200
Las Vegas, Nevada, 89123
Telephone: (702) 938-0491
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Pol Brisset
Buckeye Oil & Gas, Inc.
8275 S. Eastern Avenue, Suite 200
Las Vegas, Nevada, 89123
Telephone: (702) 938-0491
Facsimile: (702) 990-8681
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:

David Lubin, Esq. David Lubin & Associates, PLLC 10 Union Avenue, Suite 5 Lynbrook, New York 11563 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	□	Smaller reporting company	x

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share(1)	22,200,000	$0.25(2)	$5,550,000	$643.80
Total	22,200,000	$0.252)	$5,550,000	$643.80

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is listed on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “BFSO”. However, our common stock has never traded.  Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the last price shares were sold. The selling shareholders may sell shares of our common stock at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2011

BUCKEYE OIL & GAS, INC.

22,200,000 Shares of Common Stock

This prospectus relates to the resale of 22,200,000 shares of common stock of Buckeye Oil & Gas, Inc. which are issued and outstanding and held by persons who are shareholders of Buckeye Oil & Gas, Inc. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.

Our common stock is listed for quotation on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board (“OTCBB”) under the symbol “BFSO.OB”. The prices at which the selling share holders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will bear all costs relating to the registration of these shares of our common stock.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is __________, 2011

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,” “us,” or “Buckeye” refer to Buckeye Oil & Gas, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background
Buckeye Oil & Gas, Inc. (formerly Benefits Solutions Outsourcing Corp.) (the "Company") is a development stage company, incorporated in the State of Florida Buckeye is currently an exploration-stage company as defined by the U.S. Securities and Exchange Commission (“SEC”) in the business of exploring and if warranted, advancing certain oil and gas properties to the discovery point where we believe maximum shareholder returns can be realized.

On June 23, 2011 we entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of a private Canadian company owned by the Company’s principal executive officer called Buckeye Oil & Gas (Canada) Inc. (“Buckeye Canada”), a company incorporated in Alberta, Canada. The purchase price paid for the shares of Buckeye Canada was $400,000, which was paid by the issuance to Pol Brisset, our principal executive officer and a director, of 1,000,000 shares of common stock of the Company.  As a result of the acquisition, Buckeye Canada became a wholly-owned subsidiary of the Company.  Buckeye Canada’s sole asset is rights granted pursuant to a Farmout and Participation Agreement (“Farmout Agreement”) with Luxor Oil & Gas, Inc. (“Luxor”).  Under this agreement Buckeye Canada has agreed to incur 80% of the cost of drilling a well on one of Luxor’s properties in exchange for a 56% working interest in said well. The Farmout Agreement also grants Buckeye Canada the right of first refusal to participate at the same interest on one additional well to be drilled on each of two additional properties.  Buckeye Canada has exercised its rights on one of these additional properties (all three properties are collectively referred to as the “Properties”).

We continue to rely on Luxor to provide their employees and to source appropriate contractors to undertake the drill programs on the Properties subject to our agreement with Luxor. We remain focused on keeping our staff levels, which currently consist of our two directors, both of whom are also officers, at a minimum to conserve capital. Our staffing level does not currently hinder our operations, as outsourcing of necessary operations continues to be the most cost effective and efficient manner of conducting the business of the Company.

Current State of Exploration
The Properties presently do not have any assigned resources or reserves of oil or natural gas. However, oil production from the first well drilled by Luxor on the Valhalla Property is expected to begin at the end of September 2011.  The Company hopes to have an independent reserve report completed by December 2011 on the Valhalla Property.  The Company has exercised its rights to a second property called Spirit Rycroft.  The well drilled by Luxor on the second property commenced in August 2011 and it is expected to be completed at the end of September 2011.  It is unknown at this time if the second well will find oil or ever be economic.

The Offering

Securities offered:	22,200,000 shares of common stock

Offering price:
The selling security holders will be offering their shares of common stock at a price of $0.25 per share which is based on a private placement financing completed by the Company on August 26, 2011.  The prices at which the selling share holders may sell shares thereafter will be determined by the prevailing market price for the shares or in negotiated transactions.

Shares outstanding prior to offering:	61,200,000 shares of common stock.

Shares outstanding after offering:	61,200,000 shares of common stock.

Our principal executive officer and a director currently owns 9.97% of our outstanding shares of common stock and our controlling shareholder currently owns approximately 53.8% our outstanding shares of common stock.  As a result, they have substantial control over all matters submitted to our shareholders for approval.

Market for the common shares:
Our common stock is listed for quotation on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board (“OTCBB”) under the symbol “BFSO.OB”.
There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors:	The purchase of shares in this offering pose a substantial risk and consideration of the section entitled “Risk Factors” should be carefully reviewed and considered.

Going Concern Considerations:
As of May 31, 2011, we incurred a net loss of $21,610 from inception and used cash in operations from inception of $18,485.  Our independent auditor has issued a going concern opinion after auditing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

Summary Financial Information

The following presents our summary financial information for the periods indicated and should be read in conjunction with the information contained in “Management's Discussion and Analysis or Plan of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended May 31, 2011	Period from May 11, 2010 (inception) to May 31, 2010
Statement of Operations Data
Operating revenues	$-	$-
Income (loss) from operations	$(18,010)	$(3,600)
Net income (loss)	$(18,010)	$(3,600)

Balance Sheet Data
	May 31, 2011	May 31, 2010
Working capital	$(610)	(5,400)
Total assets	$2,515	9,000
Total liabilities	$3,125	3,600
Stockholders’ (Deficit) Equity	$(21,610)	5,400

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1.
Our independent auditor has issued a going concern opinion after auditing our financial statement.  Our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We will be required to expend substantial amounts of working capital in order to explore and develop the Properties.  Our operations to date were funded entirely from capital raised from our private offering of securities from May 2010 through August 2011. We will continue to require additional financing to execute our business strategy.  We are currently totally dependent on external sources of financing for the foreseeable future, of which we have no commitments. Our failure to raise additional funds in the future will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. As of May 31, 2011, we incurred a net loss of $21,610 from inception and used cash in operations from inception of $18,485.  After reviewing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

2.
We are an exploration stage company, with limited operating history in oil and gas exploration and we have focused primarily on establishing our operations, all of which raises substantial doubt as to our ability to successfully develop profitable business operations and makes an investment in our common shares very risky.

We recently changed its business to oil and gas exploration on June 1, 2011.

As a result, the Company has only just recently begun operation.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the oil and natural gas industries. We have yet to generate any revenues from operations and have been focused on organizational, start-up, property acquisition, and fund raising activities. Since we have not generated any revenues, we will have to raise additional capital to fund our operations for the next twelve months, which we may do through loans from existing shareholders, the sale of our equity securities or strategic arrangement with a third party in order to continue our business operations.  There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including:

• our ability to raise adequate working capital;
• success of our exploration and development;
• demand for natural gas and oil;
• the level of our competition;
• our ability to attract and maintain key management and employees; and

• our ability to efficiently explore, develop and produce sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above.  If we are not successful in executing any of the above stated factors, our business will not be profitable and may never even generate any revenue, which make our common shares a less attractive investment and may harm the trading of our common shares, if a market ever develops.

3.
The field of oil and gas exploration is difficult to predict because of technological advancements and market factors, which factors our management may not correctly assess and it may make it difficult for investors to sell their our common shares.

Because the nature of our business is expected to change as a result of shifts in the market price of oil and natural gas, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance.

Our Management may incorrectly estimate projected occurrences and events within the timetable of our business plan, which would have an adverse effect on our results of operations and, consequently, make our common shares a less attractive investment and harm the future trading of our common shares trading on the OTC Bulletin Board.  Investors may find it difficult to sell their shares on the OTC Bulletin Board should a market ever develop for our shares.

4.
Because we have no plan to generate revenue unless and until our exploration program is successful in finding productive wells, we will need to raise a substantial amount of additional capital in order to fund our operations for the next twelve months and in order to develop our properties and acquire and develop new properties.  If the prospects for our properties are not favorable or the capital markets are tight, we would not be able to raise the necessary capital and we will not be able to pursue our business plan, which would likely cause our common shares to become worthless.

Cash on hand is insufficient to fund our anticipated operating needs of approximately $841,000 for the next twelve months. As we have no plan to generate revenue unless and until our exploration program is successful in finding productive wells, we will require substantial additional capital to fund our operations for the next twelve months and in order to explore our properties which have not had any production of oil or natural gas, as well as for the future acquisition and/or development of other properties.  Because we currently do not have any cash flow from operations we need to raise additional capital, which may be in the form of loans from current shareholders and/or from public and private equity offerings.  Our ability to access capital will depend on our success in participating in properties that are successful in exploring for and producing oil and gas at profitable prices.  It will also be dependent upon the status of the capital markets at the time such capital is sought.  Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments at all.

5.
We are heavily dependent on contracted third parties.  The inability to identify and obtain the services of third party contractors would harm our ability to execute our business plan and continue our operations until we found a suitable replacement.

We are dependent on the continued contributions of Luxor’s employees and third party contractors whose knowledge and technical expertise is critical for future of the Company.  Our success is also heavily dependent on our ability to retain and attract experienced engineers, geoscientists and other technical and professional staff.  We do not currently have any long-term consulting agreements in place with third parties under which we can ensure that we will have sufficient expertise to undertake our planned exploration program.  If we were unable to obtain the services of third party contractors our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire suitable contractors.

6.
Volatility of oil and gas prices and markets, over which we have no control, could make it difficult for us to achieve profitability and investors are likely to lose their investment in our common shares.

Our ability to achieve profitability is substantially dependent on prevailing prices for oil and natural gas.  The amounts of, and price obtainable for, any oil and gas production that we achieve will be affected by market factors beyond our control.  If these factors are not favorable over time to our financial interests, it is likely that owners of our common shares will lose their investments. Such factors include:

• worldwide or regional demand for energy, which is affected by economic conditions;
• the domestic and foreign supply of natural gas and oil;
• weather conditions;
• domestic and foreign governmental regulations;
• political conditions in natural gas and oil producing regions;
• the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and
• the price and availability of other fuels.

7.
Drilling wells is speculative, often involving significant costs that are difficult to project and may be more than our estimates, unsuccessful drilling of wells or successful drilling of wells that are, nonetheless, unprofitable, any one of which is likely to reduce the profitability of our business and negatively affect our results of operations.

Exploration and the development of oil and natural gas properties involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives.  The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services.  Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages and mechanical difficulties.  Moreover, the successful drilling of a natural gas or oil well does not ensure a profit on investment.  Exploratory wells bear a much greater risk of loss than development wells.  A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic and the results of our operations will be negatively affected as well.

8.	The oil and natural gas business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our exploration, development, and exploitation activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas and oil well does not ensure a profit on investment.  A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical.

The natural gas and oil business involves a variety of operating risks, including:

• fires;
• explosions;
• blow-outs and surface cratering;
• uncontrollable flows of oil, natural gas, and formation water;
• natural disasters, such as hurricanes and other adverse weather conditions;
• pipe, cement, or pipeline failures;
• casing collapses;
• embedded oil field drilling and service tools;
• abnormally pressured formations; and
• environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

• injury or loss of life;
• severe damage to and destruction of property, natural resources and equipment;
• pollution and other environmental damage;
• clean-up responsibilities;
• regulatory investigation and penalties;
• suspension of our operations; and
• repairs to resume operations.

9.
We are reliant on Luxor’s ability to locate equipment providers and we may face the unavailability or high cost of drilling rigs, equipment, supplies, personnel and other services which could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans within our budget and, as a result, negatively impact our financial condition and results of operations.

Luxor, is the operator of the Company’s Properties and as such is responsible for locating drill rigs and other operating equipment.  Shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations and could negatively impact our financial condition and results of operations.  Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry.  Increased drilling activity in these areas may also decrease the availability of rigs.  Therefore, our drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

10.	We are subject to complex laws and regulations, including environmental regulations, which can significantly increase our costs and possibly force our operations to cease.

If we experience any leakage of crude oil and/or gas from the subsurface portions of a well, our gathering system could cause degradation of fresh groundwater resources, as well as surface damage, potentially resulting in suspension of operation of a well, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liabilities to third parties for property damages and personal injuries.  In addition, any sale of residual crude oil collected as part of the drilling and recovery process could impose liability on us if the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Development, production and sale of natural gas and oil in Canada are subject to extensive laws and regulations, including environmental laws and regulations.  We may be required to make large expenditures to comply with environmental and other governmental regulations.  Matters subject to regulation include:

• location and density of wells;
• the handling of drilling fluids and obtaining discharge permits for drilling operations;
• accounting for and payment of royalties on production from state, federal and Indian lands;
• bonds for ownership, development and production of natural gas and oil properties;
• transportation of natural gas and oil by pipelines;
• operation of wells and reports concerning operations; and
• taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages.  Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.  Moreover, these laws and regulations could change in ways that substantially increase our costs.  Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

11.	The potential profitability of oil and gas ventures depends upon various factors beyond the control of our company, which may materially affect our financial performance.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect our financial performance.

12.	If we do not maintain the property capital payments on our Properties, we will lose our interests in the Properties or have to incur penalties.

Our agreement with Luxor requires us to fund our proportion of the capital costs on the Properties.  If we do not continue to make the capital payments as they are requested then we may lose our interest in that property or fall into a penalty situation on the respective property.  Alberta law provides for penalty provisions when a company that has earned an interest in a property fails to pay its proportion of capital costs.  In general, the penalty provisions allow the operator to recover up to 300% of the delinquent capital payments before any revenue form the well subject to the penalty is paid out to the delinquent party.  If we fail to make a capital payment prior to earning its interest the Company may lose its interest in the respective property.

13.
We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in locating and commercializing oil and natural gas reserves and, as a result, we may fail in our ability to maintain or expand our business.

The oil and natural gas market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

14.	We expect losses to continue in the next 12 months because we have no oil or gas reserves and, consequently, no revenue to offset losses.

Based upon the fact that we currently do not have any oil or gas reserves, we expect to incur operating losses in next 12 months.  The operating losses will occur because there are expenses associated with the acquisition of, and exploration of natural gas and oil properties which do not have any income-producing reserves.  Failure to generate revenues may cause us to go out of business.  We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

15.
Since our directors work for other natural resource exploration companies, their other activities for those other companies may involve a conflict of interest with regard to their time, could slow down our operations or negatively affect our profitability.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations.  In fact, one of our directors works for other natural resource exploration companies.  Therefore, it is possible that a conflict of interest with regard to his time may arise based on their employment by such other companies.  His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations.  It is expected that each of our directors will devote approximately two hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed.

16.	Our principal shareholder owns a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our principal shareholder beneficially owns approximately 53.8% of our outstanding common stock and our principal executive officer who is also a director owns 9.97% of our outstanding common stock. As a result, these shareholders will have the ability to control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our Articles of Incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership, our principal shareholder and principal executive officer are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  In addition, it is possible for our principal shareholder and principal executive officer to sell or otherwise dispose of all or a part of their shareholdings could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease.  The controlling shareholder’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

17.
 We have no employees and our officers and directors each work two hours per week on our business.  Consequently, we may not be able to monitor our operations and respond to matters when they arise in a prompt or timely fashion.  Until we have additional capital or generate revenue, we will have to rely on consultants and service providers, which will increase our expenses and increase our losses.

We do not have any employees, our officers and directors each work on our business two hours per week.  With practically no personnel, we have a limited ability to monitor our operations, such as the progress of oil and gas exploration, and to respond to inquiries from third parties, such as regulatory authorities or potential business partners.  Though we may rely on third party service providers, such as accountants and lawyers, to address some of our matters, until we raise additional capital or generate revenue, we will have to rely on consultants and third party service providers to monitor our operations, which will increase our expenses and have a negative effect on our results of operations.

RISK FACTORS RELATING TO OUR COMMON STOCK

18.           We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $.0001 per share, of which 61,200,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

19.           Our principal shareholder may decide to sell his shares in our Company, reducing the price you may receive upon a sale.

Our principal shareholder beneficially owns approximately 53.8% of our outstanding common stock.  If and when he is able to sell his shares in the market, such sales by our principal shareholder within a short period of time could adversely affect the market price of our common stock if the marketplace does not orderly adjust to the increase in the number of shares in the market. This will result in a decrease in the value of your investment in the Company.

20.           Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

21.           The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

22.           The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

23.           State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

24.           Currently there is no active public market for our securities, and there can be no assurances that any active market will ever develop and, even if developed, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no active public market whatsoever for our securities. There can be no assurances as to whether:

•	any active trading market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of our company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

25.           If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present shareholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the SEC adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the Over-the-Counter Bulletin Board  (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the Over-The-Counter Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if we have filed our required reports.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

26.           We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a company registered with the SEC, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees, other than our sole officer and director. As we engage in the exploration of our mineral claim, hire employees and consultants, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

27.           Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

THE OFFERING

This prospectus relates to the resale by certain selling shareholders of the Company of up to 22,200,000 shares of our common stock.  Of such shares, 20,400,000 are owned by shareholders who purchased them from persons who had originally purchased the shares directly from the Company in its initial public offering pursuant to a registration statement which went effective September 29, 2010. The post-split per share purchase price of those shares was $0.00059 ($0.01 pre-split).  The other 1,800,000 shares are owned by shareholders who purchased the shares directly from the Company in a private placement on August 26, 2011 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. The per share purchase price of those shares was $0.25.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.25 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.25 has been determined as the selling price based upon the per share purchase price in a private placement financing completed by the Company on August 26, 2011.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 8, 2011, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

The table below lists our selling shareholders that are selling their shares. The table was generated on the assumption that all securities displayed are to be sold in this offering. However, any or all of the shares in this offering can be retained by the selling shareholders and consequently no meaningful forecast can be made of the number of securities that will be held by selling shareholders upon the termination of this offering. The selling shareholders will offer their shares at $0.25 per share and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We believe that the selling shareholders listed in the table have sole voting and investment power with respect to the securities.  No selling shareholders are broker-dealers or affiliates of broker-dealers.  Each of the selling shareholders has acquired his or her solely for investment and not with a view to or for resale or distribution of such securities.   None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

Name of Selling Security Holders	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering
			# of Shares	% of Class
Jarnail Dhaddey(1)	85,000	85,000	0	0
Daulat Nijjar(1)	85,000	85,000	0	0
Neil Horwood(1)	85,000	85,000	0	0
Roy Nolasco(1)	85,000	85,000	0	0
Joanne Sidhu(1)	85,000	85,000	0	0
Leslie Allen(1)	85,000	85,000	0	0
Gillian Allen(1)	85,000	85,000	0	0
Tejinder Dhillon (1)	85,000	85,000	0	0
Jiwan Sidhu(1)(3)	535,000	535,000	0	0
Charito Deguzman(1)	850,000	850,000	0	0
Tej Purba (1)	850,000	850,000	0	0
Gurpartap Singh Basrai(1)	935,000	935,000	0	0
Barinder Johal(1)(3)	1,300,000	1,300,000	0	0
Pam Gill(1)	1,700,000	1,700,000	0	0
Terry Uppal(1)	1,700,000	1,700,000	0	0
Michael Ralla (1)	1,700,000	1,700,000	0	0
Sereena Uppal(1)	1,700,000	1,700,000	0	0
Sonia Bains(1)	1,700,000	1,700,000	0	0
Jason Bains(1)	1,700,000	1,700,000	0	0
Anthony Praill(1)(3)	2,150,000	2,150,000	0	0
David Uppal (1)(3)	2,150,000	2,150,000	0	0
Brian Uppal(1)(2)	2,550,000	2,550,000	0	0

(1)    Represents shares purchased by the selling shareholder from initial shareholders of the Company who had purchased the shares directly from the Company in its initial public offering pursuant to a registration statement which went effective on September 29, 2010. The pre-split per share purchase price of those shares was $0.01 ($0.00059 post-split).

(2)           Represents shares purchased by the selling shareholder from persons who purchased the shares from initial shareholders of the Company who had purchased the shares directly from the Company in its initial public offering pursuant to a registration statement which went effective on September 29, 2010. The pre-split per share purchase price of those shares was $0.01 ($0.00059 post-split).

(3)           Includes 450,000 shares purchased from the Company on August 26, 2011 in a private placement exempt from the registration requirements of the Securities Act pursuant to Regulation S at a purchase price of $0.25 per share.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

The selling shareholders and any broker/dealers who may act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

There are no other agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We are quoted on the OTCBB under the symbol “BFSO” but do not currently have an active trading market.  If our common stock becomes actively traded on the OTCBB, then the sales price to the public could vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001, of which 61,200,000 shares are issued and outstanding as of September 8, 2011.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

There is no preferred stock authorized.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

History

Buckeye Oil & Gas, Inc. (formerly Benefits Solutions Outsourcing Corp.) (the "Company") is a development stage company, incorporated in the State of Florida on May 11, 2010. The Company was formed to offer small and medium-sized businesses services that reduce invoicing expenses, speed receipt of monies, and allow authorization and recovery of paper drafts. During the year ended May 31, 2011, the Company had no operations.

On May 12, 2010, we issued, on a post-split basis, 153,000,000 (9,000,000 pre-split) of its $0.0001 par value common stock for $9,000 cash to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

On November 16, 2010, we sold, on a post-split basis, 20,400,000 (1,200,000 pre-split) of its common stock for $12,000 cash to 24 shareholders.

On May 19, 2011 the Board of Directors and majority shareholder of the Company approved a change to the Company’s Articles of Incorporation which affected a 17 for one forward stock split of our issued and outstanding common stock, changed the name of the company to “Buckeye Oil & Gas, Inc.”, and changed the business of the Company to oil and gas exploration.  The changes became effective at the close of business on June 1, 2011. The forward stock split was distributed to all shareholders of record on March 31, 2011. No cash was paid or distributed as a result of the forward stock split and no fractional shares were issued. All fractional shares which would otherwise be required to be issued as a result of the stock split were rounded up to the nearest whole share. There was no change in the par value of our common stock. All share numbers provided in this prospectus reflect the 17:1 forward stock split.

On June 2, 2011, Jamie Mills, the principal shareholder of the Company entered into a Stock Purchase Agreement which provided for the sale of his 38,000,000 shares of common stock of the Company (the “Shares”) to Ravi Dhaddey (who purchased 32,900,000 of the Shares) and Pol Brisset (who purchased 5,100,000 of the Shares). Combined, the Shares acquired by Messrs. Dhaddey and Brisset represent 65.07% of the issued and outstanding share capital of the Company on a fully-diluted basis.  In connection with such purchase, Mr. Mills cancelled the other 115,000,000 shares in the Company which he had owned.

Effective as of June 2, 2011, in connection with the acquisition of the Shares, Pol Brisset was appointed a director of the Company upon the resignation of Jamie Mills from his positions as the sole officer and director of the Company. The Board of Directors of the Company elected Pol Brisset as President, Chief Executive Officer, Chief Financial Officer and Treasurer and Manny Dhinsa as Secretary and a director.

On June 23, 2011 we entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of a private Canadian company owned by the Company’s sole executive officer called Buckeye Oil & Gas (Canada) Inc. (“Buckeye Canada”), a company incorporated in Alberta, Canada. The purchase price paid for the shares of Buckeye Canada was $400,000, which was paid by the issuance to Pol Brisset, the Company’s principal officer and a director, of 1,000,000 shares of common stock of the Company.  As a result of the acquisition, Buckeye Canada became a wholly-owned subsidiary of the Company.  Buckeye Canada’s sole asset is rights granted pursuant to a Farmout and Participation Agreement (“Farmout Agreement”) with Luxor Oil & Gas, Inc. (“Luxor”).

On August 26, 2011, we closed a private placement of 1,800,000 common shares at $0.25 per share for a total offering price of $450,000.  The common shares were offered by the Registrant pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.   The private placement was fully subscribed to by four non-U.S. persons.

Our Exploration Project

Buckeye Oil & Gas Inc. is principally a company engaged in the acquisition and exploration of oil and gas properties.

Farmout and Participation Agreement with Luxor

Buckeye Canada’s sole asset is rights granted pursuant to a May 12, 2011 Farmout and Participation Agreement with Luxor Oil & Gas, Ltd. (“Luxor”). Under this agreement Buckeye Canada agreed to incur 80% of the cost of drilling a well on one of Luxor’s properties in exchange for a 56% working interest in said well. In a separate agreement, on May 16, 2011 Buckeye Canada entered into a Participation Agreement whereby we agreed to share our obligations and rights under the agreement with Luxor with a a privately-owned company called Pioneer Marketing Group, Ltd. (“Pioneer”).  The Participation Agreement requires Buckeye Canada and Pioneer to equally fund Buckeye Canada’s obligations under the Luxor agreement and to participate equally in the interest in the well.  Accordingly, Buckeye Canada and Pioneer will each pay a net 40% of the initial capital costs and earn a 28% interest in any wells drilled by Luxor, as long as Pioneer continues to fund its half of the required amount of expenses.

At the time of the acquisition of Buckeye Canada, Buckeye Canada and Pioneer had paid Luxor an aggregate CDN $305,753 (approximately USD $319,678) in connection with the drilling of the first well. The well, located in the Valhalla area of Alberta (“Valhalla Well”), Canada was drilled in July 2011.  On August 2, 2011, Buckeye Canada and Pioneer paid an additional aggregate CDN $351,054 (USD $365,605 to Luxor for the costs to complete the well and acquire surface infrastructure for oil collection.  The well was completed in August, 2011.  It is anticipated that oil production from the Valhalla Well will commence by the end of September 2011. Buckeye Canada has now earned its 28% interest in the Valhalla Well.

Buckeye Canada also has the right of first refusal to participate on two additional properties if Luxor determines that it desires to pursue drilling on those properties. If Buckeye Canada exercises this right, it will need to pay 40% of such expenses in exchange for a 28% working interest, subject to Pioneer paying its half of the costs.  On July 26, 2011 Buckeye Canada exercised its rights to participate in a second well to be drilled by Luxor.  The second well will be drilled on the Spirit Rycroft Property.  The Spirit Rycroft Property is the second property to be included under the agreement with Luxor.  The drilling of the well commenced in August, 2011 and it is expected to be completed by the end of September, 2011.

The agreement with Luxor provides for Buckeye Canada to earn its working interest on the entire respective property where a well is located and not just on the respective well.  As a result, now that Buckeye Canada has earned its interest in the Valhalla Well, we have earned-in on the whole Valhalla Property.  Buckeye Canada will now pay 28% of the capital costs on any new wells drilled on the Valhalla Property and earn a 28% working interest.  The drilling of any future wells on the Valhalla Property will be determined in conjunction with Luxor.

In summary, on the potentially three properties that are part of the Luxor agreement, Buckeye Canada initially pays 40% of the capital costs to earn a 28% working interest on the first well drilled on the respective property but will pay 28% of the capital costs to earn a 28% working interest on all subsequent wells drilled on the respective property.

Neither the Valhalla nor the Spirit Rycroft Properties currently contain any assigned resources or reserves of oil or natural gas.  The well drilled by Luxor on the Valhalla Property was completed in August, 2011 with production expected by the end of September 2011.  The Company hopes to have an independent reserve report on the Valhalla Property completed by December 2011.

Strategy

We are a new company early in the implementation of our business plan and performing those tasks necessary to raise the appropriate funding to complete our business plan. Our primary focus in the natural resource sector is oil.

Our strategic initiatives are to undertake cost efficient and effective exploration activities in conjunction with a partner in order to discover potentially economic reserves of oil or natural gas. Though it is possible to finance and drill an oil or gas property that hosts an oil or gas deposit into production, the costs for doing so are considerable, and the subsequent potential return on investment for our shareholders would be very risky.  Therefore, in order to reduce that risk we hope to develop joint ventures, strategic partnerships or sell a portion of any oil or gas deposits that we may discover to another oil and gas company.

The province of Alberta maintains a publicly available database of exploration and production activity undertaken in the province.  Whenever a company undertakes any drilling on land controlled by the province, it must report the results to the government.  These results then become known to the public. Therefore, a review of this information may indicate the existence of known oil-producing formations on land close to our Properties.  The presence of formations with good production potential exiting on other lands not owned or controlled by us does not ensure that such formations exist on our Properties.  However, in the event that nearby lands are either producing or contain formations thought to have the potential to produce oil or gas, then such circumstances would be a positive first step, although not a guarantee, in the advancement of the Company’s Properties.  Through the use of third-party engineers, the Company has reviewed several opportunities by using this database.

Our strategy is to partner with companies who own or have the rights to properties where oil wells can be drilled.  As a result of the Company maintaining minimal staffing levels, the Company’s ideal partnering situation is one where the Company is not the operator of the property or well.  The Company may seek to acquire revenue streams from existing wells or to partner with another company that needs funding to undertake a drill program on their property.  In Alberta, the well operator is responsible for obtaining the appropriate drilling permits, undertaking the drill program, and operating the well if the drill program is successful, including being responsible for proper environmental oversight.

Under its agreement with Luxor, Luxor is the operator of the Valhalla and Spirit Rycroft properties.  The Company’s management has attended several planning meetings with Luxor.
To-date Luxor has obtained the necessary drilling permits and government approvals and has made all of the arrangements for the sourcing and allocation of equipment and staff needed to undertake the drill programs.  We rely on Luxor’s ability to assign staff and locate equipment providers and we may face the unavailability or high cost of drilling rigs, equipment, supplies, personnel and other services.

Distribution Methods

The province of Alberta contains significant oil and gas infrastructure.  Numerous collection and pipeline systems for oil and natural gas originate in, and cross over, the province. These collection systems and pipelines deliver crude oil, natural gas, natural gas liquids and refined petroleum products throughout the province.

It is anticipated that any oil produced on our Properties will be collected in on-site tanks with the oil collected from the tanks by truck and taken to a collection facility where it will be sold.  We believe that oil, if any, ultimately produced by the Company will be readily saleable through infrastructure already in place in Alberta.

Alberta Crown Royalty System Overview

Alberta's project-based royalty regime operates on the principle of revenue minus cost. Royalty is paid at one of two rates, depending on the project’s financial status. The deciding factor is the project’s payout date. A project has “reached payout” once its cumulative revenues have exceeded its cumulative costs. Before the payout date, the applicable royalty is 1% of the project’s gross revenue. This low rate recognizes the high costs, long lead times and high risks associated with oil sands investment. It prevents undue strain on the developer’s financial resources during the most critical, start-up stages of the project. After the payout date, the applicable royalty is the greater of 1% of the project’s gross revenue or 25% of the net revenue for the period.

The Valhalla and Spirit Rycroft Properties

R10
R8
R6
R4
R2W6
R26
R24W5
T82
T80
T78
T76
T74
T72
T70
Fairview
Spirit Rycroft
Valhalla
N
Grande Prairie
R10
R8
R6
R4
R2W6
R27
R25W5

Buckeye Oil & Gas Inc.

Created in AccuMap™
Product of IHS
Datum: NAD27
Vol. 21 No. 07, Jul 26 2011
(403) 770-4646

Copyright © 1993-2011

Author: bbailey
Date: August 22, 2011
File: Buckeye.MAP
Scale: 1 : 613323
Projection: Stereographic
Center: N55.59208 W118.58256

Grid Information:
DLS: IHS Enhanced Grid
NTS: Theoretical Grid
FPS: Theoretical Grid
US: IHS US Grid

DLS Version Information:
AB: ATS 2.6
BC: PRB 2.0
SK: STS 2.5
MB: ML07

Scale 1:613323

0 Kilometers 20

0 Miles 17

Map of the Valhalla and Spirit Rycroft Properties

Acquisition of Interest

On June 23, 2011 the Company entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of a private Canadian business owned by the Company’s principal executive officer called Buckeye Oil & Gas (Canada) Inc. (“Buckeye Canada”), a company incorporated in Alberta, Canada. The purchase price paid for the shares of Buckeye Canada was $400,000, which was paid by the issuance to Pol Brisset, the Company's principal officer and a director, of 1,000,000 shares of common stock of the Company.

As a result of the acquisition, Buckeye Canada became a wholly-owned subsidiary of the Company.

Buckeye Canada’s sole asset is rights granted pursuant to a May 12, 2011 Farmout and Participation Agreement with Luxor Oil & Gas, Inc. (“Luxor”). Under this agreement Buckeye Canada has agreed to incur 80% of the cost of drilling a well on one of Luxor’s properties in exchange for a 56% working interest in said well. In a separate agreement, on May 16, 2011 Buckeye Canada entered into a Participation Agreement whereby the Company agreed to share its obligations and rights under the agreement with Luxor with a partner on a 50% basis.  The partner is a privately-owned company called Pioneer Marketing Group, Ltd. (“Pioneer”).  The Participation Agreement requires Buckeye Canada and Pioneer to equally fund Buckeye Canada’s obligations under the Luxor agreement and to participate equally in the interest in the well.  Accordingly, Buckeye Canada and Pioneer will each pay a net 40% of the initial capital costs and earn a 28% interest in any wells drilled by Luxor, as long as Pioneer continues to fund its half of the required amount of expenses.

At the time of the acquisition of Buckeye Canada, Buckeye Canada and Pioneer had paid Luxor an aggregate CDN $305,753 (approximately USD $319,678) in connection with the drilling of the well. The well, located in the Valhalla area of Alberta (“Valhalla Well”), Canada was drilled in July 2011.  On August 2, 2011, Buckeye Canada and Pioneer paid an additional aggregate CDN $351,054 (USD $365,605 to Luxor for the costs to complete the well and acquire surface infrastructure for oil collection.  The well was completed in August, 2011 and it is anticipated that oil production from the Valhalla Well will commence by the end of September 2011.  Buckeye Canada has now earned its 28% interest in the Valhalla Well.

Buckeye Canada also has the right of first refusal to participate on two additional properties if Luxor determines that it desires to pursue drilling on those properties. If Buckeye Canada exercises this right, it will need to pay 40% of such expenses in exchange for a 28% working interest, subject to Pioneer paying its half of the costs.  On July 26, 2011 Buckeye Canada exercised its rights to participate in a second well to be drilled by Luxor.  The drilling of the second well, which is being undertaken on the Spirit Rycroft Property, commenced in August 2011 and is expected to be completed by the end of September, 2011. The Spirit Rycroft Property is the second property under the Luxor agreement.

The agreement with Luxor provides for Buckeye Canada to earn its working interest on the entire respective property where a well is located and not just on the respective well.  As a result, now that Buckeye Canada has earned its interest in the Valhalla Well, we have earned-in on the whole Valhalla Property.  As a result, Buckeye Canada will now pay 28% of the capital costs on any new wells drilled on the Valhalla Property and earn a 28% working interest.  The drilling of any future wells on the Valhalla Property will be determined in conjunction with Luxor.

In other words, on the potentially three properties that are part of the Luxor agreement, Buckeye Canada initially pays 40% of the capital costs to earn a 28% working interest on the first well drilled on the respective property but then will pay 28% of the capital costs to earn a 28% working interest on all subsequent wells drilled on the respective property.

Description and Location of the Luxor Properties

Valhalla

The Valhalla Property is located in the Peace River Arch area of northern Alberta, Canada.  The Valhalla Property is subject to a Petroleum and Natural Gas Lease with the province of Alberta.  Subject to its agreement with Buckeye Canada and royalties payable to the province, Luxor owns 100% of the rights to the underlying lease which is lease No. 0510030702.  The lease expires March 25, 2015 but is renewable.

Spirit Rycroft

The Spirit Rycroft property is also located in the Peace River Arch area of northern Alberta, Canada.  The Spirit Rycroft Property is subject to a Petroleum and Natural Gas Lease with the province of Alberta.  Subject to its agreement with Buckeye Canada and royalties payable to the province, Luxor owns 100% of the rights to the underlying lease which is lease No. 0509080476.  The lease expires August 20, 2014 but is renewable.

Regional Geology

The Peace River Arch (PRA) is a large, cratonic uplift in northwestern Alberta and northeastern British Columbia. It is one of only a few large-scale tectonic elements in the Western Canada Sedimentary Basin that has significantly disturbed the Phanerozoic cover of the craton. The structure has influenced the location of oil and gas accumulations in strata ranging from the Middle Devonian to the Upper Cretaceous, and has long been a focus of hydrocarbon exploration in the region.

The PRA is an east-northeasterly trending structure that has a total preserved length of approximately 750 km. At its western end, near the Alberta/British Columbia boundary, the arch stands approximately 1,000 m above the regional elevation of the basement. The amplitude of the arch decreases eastward to between 400 and 500 m at the fifth meridian and several tens of metres at its eastern end, near the fourth meridian.

The PRA is an asymmetrical structure with a steeply dipping northern flank and a more gently dipping southern slope. An isopach from the top of the Devonian to the basement shows that total deposition immediately to the south of the arch was several hundred metres thicker than it was to the north.

Exploration History and Geology of the Luxor Properties

Valhalla

The well drilled by Luxor is an on-trend, vertical oil well targeting the Doe Creek and Dunvegan formations. This well is expected to benefit and possibly be pressurized from the adjacent property water injection program. Sufficient acreage exists for up to five follow up vertical wells or a single horizontal well as may be required.

The primary objective is oil in the Doe Creek sandstone member which lies above the Dunvegan formation. The Doe Creek courses up from an argillaceous base and is well sorted. Secondary objective is the Dunvegan sandstone 25 metres deeper which is oil productive in the Doe Creek pool to the southwest.  It is interpreted as the top sandstone of a deltaic system from the west.

Spirit Rycroft

Luxor’s planned drilling is an on-trend vertical oil well targeting the Basal Gething and Doe Creek formations offsetting the existing adjacent producing oil field.  Potential exists for an additional two vertical oil wells or one horizontal well as may be indicated. The primary objective is a stratigraphic trap in a thick, Basal Gething sandstone at 1245 metres which lately has been proven to be oil and natural gas productive in several offsetting wells to the south east. A secondary objective is oil in the Doe Creek sandstone at 270 metres. Thickness is 1-2 metres but not in close proximity to water flooding necessary for good secondary recovery.

Current State of Exploration

Valhalla

The Valhalla Property does not currently contain any assigned resources or reserves of oil or natural gas.  The first well drilled by Luxor under its agreement with the Company is on the Valhalla Property and was completed in August, 2011.  It is anticipated that oil production from the Valhalla Well will commence by the end of September 2011.  The Company hopes to have an independent reserve report completed by December 2011.

Spirit Rycroft

The Spirit Rycroft Property does not currently contain any assigned resources or reserves of oil or natural gas.  The second well to be drilled by Luxor under its agreement with Buckeye Canada is on the Spirit Rycroft Property.  The drilling of the well commenced in August 2011 and it is expected to be completed by the end of September, 2011.

Geological Exploration Program

Valhalla

Under the Farmout Agreement with Luxor the first property drilled was the Valhalla Property located in the Valhalla area of Alberta, Canada.  On July 11, 2011 the Company was informed by Luxor that the well had been drilled to 785 metres and a 9 metre core sample was taken from the primary target Doe Creek formation. Subsequently, the well was cased and cemented, and the drilling rig was released the same day. The recovered core samples confirm the geological prognosis with visible oil on the sample with an estimated minimum 2.1+ metre of oil-bearing sand. The core was tested to determine the next course of action regarding completion program and production testing.

On July 26, 2011 Luxor requested funds to complete the Valhalla Well.  The completion costs include readying the well for production, installing a single-well oil battery, supplying and installing the well-site equipment which includes the pump, and expanding and improving the road to the property.  The well was completed in August, 2011 with production expected by the end of September 2011.  Preparations are under way to perforate and fracture the Doe Creek formation as soon as possible and conduct a flow test.

Final geological results are currently being determined.  At this time, the possibility of reserves or resources is still being determined.

Spirit Rycroft

On July 26, 2011 Buckeye Canada exercised its rights to participate in a second well to be drilled by Luxor.  The second well to be drilled under the Company’s agreement with Luxor is on the Spirit Rycroft Property.  The drilling of the second well commenced in August 2011 and is expected to be completed by the end of September, 2011.

Intellectual Properties

We do not have any intellectual property rights.

Competition

The oil and gas exploration industry is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies that have significantly greater personnel, financial, managerial, and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Governmental Regulations

Development, production and sale of natural gas and oil in Canada are subject to extensive laws and regulations, including environmental laws and regulations.  The Properties subject to our agreement with Luxor are owned by the Province of Alberta and are managed by the provincial Department of Energy.

In Alberta, the legislated mandate for the responsible development of the Province’s oil and gas resources is set out in the Mines and Minerals Act that provides the Minister with the responsibility for the exploration, development, management and conservation of non-renewable resources. The Oil Sands Conservation Act establishes a regulatory regime and scheme of approvals for the development of oil sands resources and related facilities in Alberta.

We may be required to make large expenditures to comply with environmental and other governmental regulations.  Matters subject to regulation include:

• location and density of wells;
• the handling of drilling fluids and obtaining discharge permits for drilling operations;
• accounting for and payment of royalties on production from state, federal and Indian lands;
• bonds for ownership, development and production of natural gas and oil properties;
• transportation of natural gas and oil by pipelines;
• operation of wells and reports concerning operations; and
• taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages.  Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.  Moreover, these laws and regulations could change in ways that substantially increase our costs.  Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

Employees

We currently have no employees. All functions including development, strategy, negotiations and administration are currently being provided by our sole executive officer on a voluntary basis or by contracted third parties.

Properties

We do not own any real property. We currently maintain our corporate office space at 200 S Virginia, 8th Floor, Reno, Nevada, 89501 pursuant to a one-year lease for $150 per month.  Management believes that our office space is suitable for our current needs.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.  The Company’s Properties is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the OTCBB under the symbol “BFSO.” However, our common stock has never traded.

Holders

As of September 8, 2011, we had approximately 22 shareholders of record.

Transfer Agent

We have engaged Broadridge Corporate Issuer Solutions, Inc. located at 44 W. Lancaster Ave., Ardmore, PA, 19003 as our transfer agent.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations, capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Buckeye Oil & Gas, Inc. and the products we plan to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are engaged in the acquisition and exploration of oil and gas properties.

On June 23, 2011 the Company entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of a private Canadian business owned by the Company’s principal executive officer called Buckeye Oil & Gas (Canada) Inc. (“Buckeye Canada”), a company incorporated in Alberta, Canada. The purchase price paid for the shares of Buckeye Canada was $400,000, which was paid by the issuance to Pol Brisset, the Company's principal officer and a director, of 1,000,000 shares of common stock of the Company.

As a result of the acquisition, Buckeye Canada became a wholly-owned subsidiary of the Company.

Buckeye Canada’s sole asset is rights granted pursuant to a May 12, 2011 Farmout and Participation Agreement with Luxor Oil & Gas, Inc. (“Luxor”). Under this agreement Buckeye Canada has agreed to incur 80% of the cost of drilling a well on one of Luxor’s properties in exchange for a 56% working interest in said well. In a separate agreement, on May 16, 2011 Buckeye Canada entered into a Participation Agreement whereby the Company agreed to share its obligations and rights under the agreement with Luxor with a partner on a 50% basis.  The partner is a privately-owned company called Pioneer Marketing Group, Ltd. (“Pioneer”).  The Participation Agreement requires Buckeye Canada and Pioneer to equally fund Buckeye Canada’s obligations under the Luxor agreement and to participate equally in the interest in the well.  Accordingly, Buckeye Canada and Pioneer will each pay a net 40% of the initial capital costs and earn a 28% interest in any wells drilled by Luxor, as long as Pioneer continues to fund its half of the required amount of expenses.

At the time of the acquisition of Buckeye Canada, Buckeye Canada and Pioneer had paid Luxor an aggregate CDN $305,753 (approximately USD $319,678) in connection with the drilling of the well. The well, located in the Valhalla area of Alberta (“Valhalla Well”), Canada was drilled in July 2011.  On August 2, 2011, Buckeye Canada and Pioneer paid an additional aggregate CDN $351,054 (USD $365,605 to Luxor for the costs to complete the well and acquire surface infrastructure for oil collection.  The well is expected to be completed by the end of August, 2011 with production expected to start by the end of September, 2011.  Buckeye Canada has now earned its 28% interest in the Valhalla Well.

Buckeye Canada also has the right of first refusal to participate on two additional properties if Luxor determines that it desires to pursue drilling on those properties. If Buckeye Canada exercises this right, it will need to pay 40% of such expenses in exchange for a 28% working interest, subject to Pioneer paying its half of the costs.  On July 26, 2011 Buckeye Canada exercised its rights to participate in a second well to be drilled by Luxor.  The drilling of the second well, which is being undertaken on the Spirit Rycroft Property, commenced in August 2011 and is expected to be completed by the end of September, 2011. The Spirit Rycroft Property is the second property under the Luxor agreement.

The agreement with Luxor provides for Buckeye Canada to earn its working interest on the entire respective property where a well is located and not just on the respective well.  As a result, now that Buckeye Canada has earned its interest in the Valhalla Well, we have earned-in on the whole Valhalla Property.  Buckeye Canada will now pay 28% of the capital costs on any new wells drilled on the Valhalla Property and earn a 28% working interest.  The drilling of any future wells on the Valhalla Property will be determined in conjunction with Luxor.

In other words, on the potentially three properties that are part of the Luxor agreement, Buckeye Canada initially pays 40% of the capital costs to earn a 28% working interest on the first well drilled on the respective property but will pay 28% of the capital costs to earn a 28% working interest on all subsequent wells drilled on the respective property.

Plan of Operation

During the twelve-month period ending May 31, 2012, our objective is to continue to fund our agreement with Luxor with the intention of drilling additional wells on the Valhalla Property and commencing drilling on the Spirit Rycroft Property.

Current cash on hand is insufficient for all of the Company’s commitments for the next 12 months. We anticipate that we will require approximately an additional $841,000 to fund our operations. We anticipate that the additional funding that we require will be in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the Exploration program, should we decide to proceed.  We believe that debt financing will not be an alternative for funding any further phases in our Exploration program.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.

Notwithstanding, we cannot be certain that the required additional financing will be available or available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the issuance and exercise of warrants, then existing stockholders will experience dilution of their ownership interest. If additional funds are raised by the issuance of debt or other equity instruments, we may be subject to certain limitations in our operations, and issuance of such securities may have rights senior to those of the then existing holders of common stock. If adequate funds are not available or not available on acceptable terms, we may be unable to fund expansion, develop or enhance services or respond to competitive pressures.

We continue to rely on Luxor to provide their employees and to source appropriate contractors to undertake the drill programs on the properties subject to our agreement with Luxor. We remain focused on keeping the staff levels, which currently consist of our two directors and one officer, at a minimum to conserve capital. Our staffing level does not currently hinder our operations, as outsourcing of necessary operations continues to be the most cost effective and efficient manner of conducting the business of the Company.

The following is an overview of the project work to date, as well as anticipated work for the next twelve months. Specific dates when work will begin, and how long it will take to complete each step is subject to change due to the variables of weather, availability of work crews for a particular type of work, and the results of work that is planned, the outcome of which will determine what the next step on that project will be.

Valhalla Property

Under the Farmout Agreement with Luxor the first property drilled was the Valhalla Property located in the Valhalla area of Alberta, Canada.  At the time of the acquisition of Buckeye Canada, Buckeye Canada and Pioneer had paid Luxor an aggregate CDN $305,753 (approximately USD $319,678) in connection with the drilling of the well.  On July 11, 2011 the Company was informed by Luxor that the well had been drilled to 785 metres and a 9 metre core sample was taken from the primary target Doe Creek formation. Subsequently, the well was cased and cemented, and the drilling rig was released the same day.

On July 26, 2011 Luxor requested funds to complete the Valhalla Well.  The completion costs include readying the well for production, installing a single-well oil battery, supplying and installing the well-site equipment which includes the pump, and expanding and improving the road to the property.  The well was completed in August, 2011 with production expected by the end of September 2011.  Preparations are under way to perforate and fracture the Doe Creek formation as soon as possible and conduct a flow test.

Final geological results are currently being determined.  At this time, the possibility of reserves or resources is still being determined.

Spirit Rycroft Property

On July 26, 2011 Buckeye Canada exercised its rights to participate in a second well to be drilled by Luxor.  The second well to be drilled under the Company’s agreement with Luxor is on the Spirit Rycroft Property.  The drilling of the second well commenced in August 2011 and is expected to be completed by the end of September, 2011.

Results of Operations

The Year Ended May 31, 2011 compared to the Period from May 11, 2010 (inception) to May 31, 2010

Revenues

We did not earn any revenues during the year ended May 31, 2011 or the period from May 11, 2010 (inception) to May 31, 2010.  We do not anticipate earning revenues until such time as we have entered into commercial production of our oil and gas properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of natural resources on our properties, or if such resources are discovered, that we will enter into commercial production of our properties.

Operating Expenses

For the year ended May 31, 2011 our net loss was $18,010 compared to $3,600 for the period from May 11, 2011 (inception) to May 31, 2010.  Expenses have increased in the current period due to legal and filing fees related to the Company become registered with the SEC, expenses associated with the change in our business, and to an increased level of regulatory compliance.  For the period ended May 31, 2010 the Company had only just been incorporated and as a result had minimal expenses.

Liquidity and capital resources

We had a cash balance of $2,515 and working capital of ($610) at May 31, 2011. We anticipate that we will incur the following expenses over the next twelve months:

•	$48,000 for operating expenses, including working capital and general, legal, accounting and administrative expenses associated with reporting requirements under the Securities Exchange Act of 1934.
•	$793,000 for cash calls related to funding of drill programs on the Valhalla and Spirit Rycroft properties.

Net cash used in operating activities during the year ended May 31, 2011 was $18,485 compared to nothing during the period from May 11, 2010 (inception) to May 31, 2010.  The increase was largely due to an increase in the net loss to $18,010 in 2011 from $3,600 in 2010.  There was $12,000 and $9,000 received in 2011 and 2010 respectively from the issuance of common stock.  There were no investing activities in either 2011 or 2010.

On August 26, 2011 the Company closed a private placement of 1,800,000 common shares at $0.25 per share for a total offering price of $450,000.  The common shares were offered by the Registrant pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.   The funds received from this financing will be used to fund the Company’s portion of the Spirit Rycroft well that commenced in August, 2011.  Even with this financing current cash on hand to fund all of the Company’s requirements under the drill programs currently proposed by Luxor is insufficient.

Going Concern Consideration

Current cash on hand is not sufficient to fund our planned operations to May 31, 2012.  Even if the well drilled on the Valhalla Property commences production in August 2011, cash flow from that well will not be sufficient to fund our planned operations.  We anticipate generating losses and therefore we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities that could result should we be unable to continue as a going concern.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Accordingly, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

All directors of our Company hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. The officers of our Company are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal. Our directors and executive officers, their ages, positions held and duration each person has held that position, are as follows:

Name	Position Held with the Company	Age	Date First Appointed
Pol Brisset	Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director	36	June 2, 2011
Manny Dhinsa	Secretary and Director	40	June 2, 2011

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Pol Brisset has been the owner of a privately-owned beverage business in Calgary since 2010.  From 2005 to 2009 he was the Director of Business Development for Western Canada for Heineken.  Mr. Brisset is fluent in English and French and received his Bachelor of Business degree from the University of Quebec at Montreal and completed his Masters of Business Administration (MBA) in 2008 at the University of Calgary. Mr. Brisset was appointed to the Board of Directors due to his business experience and his significant ownership interest in the Company.

Manny Dhinsa is a petroleum specialist with a geology background who has been working in the Alberta oil patch for more than a decade. Since 2010 he has been an independent consultant working as a primary geological supervisor in Alberta for a major oil and gas company utilizing the latest technologies for enhanced oil recovery.  From 2005 to 2010 he was the President and CEO of Strata Oil & Gas, Inc., a publicly traded junior oil and gas exploration company.   Mr. Dhinsa graduated from the University of Alberta with a Bachelor of Science degree in geology. Mr. Dhinsa was appointed to the Board of Directors as a result of his geological background.

There are no family relationships among our directors or officers.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to our company or has a material interest adverse to it.  There are no agreements with respect to the election of directors. Other than described in Section 10 below, we have not compensated our directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors.

Code of Ethics; Financial Expert

The Company has not yet adopted a code of ethics.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Summary Compensation

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officers (each a “Named Executive Officer”) for the last two fiscal years. No executive officer earned compensation in excess of $100,000 during our 2011 or 2010 periods.

SUMMARY COMPENSATION TABLE

						Non-Equity		Nonqualified	All
Name and				Stock	Option	Incentive Plan		Deferred	Other
Principal		Salary	Bonus	Awards	Awards	Compensation		Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)		Earnings ($)	($)	($)
Pol Brisset	2011	0	0	0	0		0	0	0	0
President, Chief Executive Officer	2010	0	0	0	0		0	0	0	0
Manny Dhinsa	2011	0	0	0	0		0	0	0	0
Secretary and Director (1)	2010	0	0	0	0		0	0	0	0
Jamie Mills Former President and Chief Executive Officer (2)	2011 2010	0 0	0 0	0 0	0 0		0 0	0 0	0 0	0 0

(1) Effective July 1, 2011 the Company began paying Manny Dhinsa CND $500 per month to serve on the Board of Directors.  Payments commence effective the date of appointment and continue as long as the individual remains a member of the Board of Directors.    Effective September 1, 2011 the Company amended its service agreement with Mr. Dhinsa.  Under the amended agreement the Company will still pay Mr. Dhinsa CDN $500 per month to serve as a director of the Company but commencing September 1, 2011 will also pay Mr. Dhinsa on an hourly consulting fee based on actual hours worked on behalf of the Company.

 (2)During the period from May 11, 2010 (inception) to June 2, 2011, Jamie Mills was our President, Chief Executive Officer, Chairman and director. During such period, Mr. Mills did not receive any compensation for his services. Mr. Mills resigned from the Company on June 2, 2011.

Since inception, we have not paid compensation exceeding $100,000 per year to any of our executive officers.

Effective September 1, 2011 the Company entered into a service agreement with Pol Brisset, its principal executive officer.  Under the agreement the Company paid Mr. Brisset CDN $10,000 upon signing and will pay Mr. Brisset CDN $2,500 on a monthly basis.

Outstanding Equity Awards

There have been no equity awards of any kind granted to any of the Company’s officers or directors as of May 31, 2011 or as of the date of this prospectus.

Compensation of Directors

Name (a)	Year	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Manny Dhinsa(1)	2011	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0
Pol Brisset(2)	2011	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0

(1) Effective July 1, 2011 the Company began paying Manny Dhinsa CDN $500 per month to serve on the Board of Directors.  Payments commence effective the date of appointment and continue as long as the individual remains a member of the Board of Directors.    Effective September 1, 2011 the Company amended its service agreement with Mr. Dhinsa.  Under the amended agreement the Company will still pay Mr. Dhinsa CDN $500 per month to serve as a director of the Company but commencing September 1, 2011 will also pay Mr. Dhinsa on an hourly consulting fee based on actual hours worked on behalf of the Company.

(2) Effective September 1, 2011 the Company entered into a service agreement with Pol Brisset, its principal executive officer.  Under the agreement the Company paid Mr. Brisset CDN $10,000 upon signing and will pay Mr. Brisset CDN $2,500 on a monthly basis.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of September 8, 2011, the number of shares of common stock of the Company beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 61,200,000 shares of Common Stock which are issued and outstanding as of September 8, 2011.  Unless indicated otherwise, all addresses below are c/o Buckeye Oil & Gas Inc., 8275 S. Eastern Avenue, Suite 200 Las Vegas, Nevada, 89123.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Ravi Dhaddey	32,900,000	53.8%
Pol Brisset	6,100,000	9.97%
Many Dhinsa	0	0
Directors and Officers as a Group (2 individuals)	6,100,000	9.97%

Certain Relationships and Related Transactions

Related Party Transactions

On June 23, 2011 the Company entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of a private Canadian business owned by the Company’s principal executive officer called Buckeye Oil & Gas (Canada) Inc. (“Buckeye Canada”), a company incorporated in Alberta, Canada. The purchase price paid for the shares of Buckeye Canada was $400,000, which was paid by the issuance to Pol Brisset, the Company's principal officer and a director, of 1,000,000 shares of common stock of the Company. As a result of the acquisition, Buckeye Canada became a wholly-owned subsidiary of the Company.

Effective September 1, 2011 the Company entered into a service agreement with Pol Brisset, its principal executive officer.  Under the agreement the Company paid Mr. Brisset CDN $10,000 upon signing and will pay Mr. Brisset CDN $2,500 on a monthly basis.

Effective July 1, 2011 the Company began paying Manny Dhinsa CDN $500 per month to serve on the Board of Directors.  Payments commence effective the date of appointment and continue as long as the individual remains a member of the Board of Directors.    Effective September 1, 2011 the Company amended its service agreement with Mr. Dhinsa.  Under the amended agreement the Company will still pay Mr. Dhinsa CDN $500 per month to serve as a director of the Company but commencing September 1, 2011 will also pay Mr. Dhinsa on an hourly consulting fee based on actual hours worked on behalf of the Company.

Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses*	$1,500
SEC registration fee	$644
Legal fees and other expenses*	$10,000
Total	$12,144
*Estimated Expenses.

Legal Matters

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by ZS Consulting Group LLP an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

BUCKEYE OIL & GAS, INC.

(formerly Benefit Solutions Outsourcing Corp.)

(An Exploration Stage Company)

-:-

INDEPENDENT AUDITOR’S REPORT

May 31, 2011 and 2010

Contents	Page

Report of Independent Registered Public Accountants	F - 1

Balance Sheets
May 31, 2011 and 2010	F - 2

Statements of Operations for the
Year Ended May 31, 2011 and the period from May 11, 2010 (inception) to May 31, 2010 and the Cumulative Period from May 11, 2010 (inception) to May 31, 2011	F - 3

Statement of Stockholders’ Equity (Deficit)
Since May 11, 2010 (inception) to May 31, 2011	F - 4

Statements of Cash Flows for the
Year Ended May 31, 2011 and the period from May 11, 2010 (inception) to May 31, 2010 and the Cumulative Period from May 11, 2010 (inception) to May 31, 2011	F - 5

Notes to Financial Statements	F - 7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Buckeye Oil & Gas, Inc.
(formerly Benefit Solutions Outsourcing Corp)
Las Vegas, Nevada

We have audited the accompanying balance sheets of Buckeye Oil & Gas, Inc (an exploration stage company). as of May 31, 2011, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the year  ended May 31, 2011 and for the period May 11, 2010 (inception) to May 31, 2010. Buckeye Oil & Gas, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Buckeye Oil & Gas Inc as of May 31, 2010, were audited by other auditors whose report, dated June 30, 2010 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buckeye Oil & Gas, Inc. (an exploration stage company) as of May 31, 2011, and the results of its operations and its cash flows for the year ended May 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in development stage with limited operations and resources, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ZS Consulting Group LLP
ZS Consulting Group LLP
Melville, New York
August 23, 2011

BUCKEYE OIL & GAS, INC.
(formerly Benefit Solutions Outsourcing Corp.)
(An Exploration Stage Company)
BALANCE SHEETS

	May 31,	May 31,
	2011	2010
ASSETS
Current Assets
Cash	$2,515	$9,000
Total Current Assets	2,515	9,000

Total Assets	$2,515	$9,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	$3,125	$3,600

Total Current Liabilities	3,125	3,600

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock, Par Value $.0001
Authorized 500,000,000 shares,
Issued and outstanding 173,400,000 shares at
May 31, 2011 (May 31, 2010 – 153,000,000)	17,340	15,300
Paid-In Capital	3,660	(6,300)
Deficit Accumulated During Exploration Stage	(21,610)	(3,600)

Total Stockholders’ Equity	(610)	5,400

Total Liabilities and Stockholders’ Equity	$2,515	$9,000

The accompanying notes are an integral part of these financial statements.

BUCKEYE OIL & GAS, INC.
(formerly Benefit Solutions Outsourcing Corp.)
 (An Exploration Stage Company)
STATEMENTS OF OPERATIONS

			Cumulative
			Since
			May 11, 2010
	For the Periods Ended		(Inception) to
	May31,		May 31,
	2011	2010	2011
Revenues	$–	$–	$–
Cost of Revenues	–	–	–

Gross Margin	–	–	–

Expenses
Professional Fees	6,007	3,500	9,507
Office and Sundry	12,003	100	12,103

Net Loss from Operations	(18,010)	(3,600)	(21,610)

Net Loss	$(18,010)	$(3,600)	$(21,610)

Basic and Diluted loss per
Share	$(0.00)	$(0.00)

Weighted Average Shares
Outstanding	163,954,521	153,000,000

The accompanying notes are an integral part of these financial statements.

BUCKEYE OIL & GAS, INC.
(formerly Benefit Solutions Outsourcing Corp.)
 (An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

				Deficit
				Accumulated
				During
	Common Stock		Paid-In	Exploration
	Shares(1)	Par Value	Capital	Stage	Total
Balance at May 11, 2010
(inception)	—	$—	$—	$—	$—

Common Stock Issued to Founder
at $0.000059 per share, May 12, 2010	153,000,000	15,300	(6,300)	—	9,000
Net Loss	—	—	—	(3,600)	(3,600)

Balance at May 31, 2010	153,000,000	15,300	(6,300)	(3,600)	5,400

Common Stock private investors
at $0.00059 per share, November 16, 2010	20,400,000	2,040	9,960	—	12,000
Net Loss	—	—	—	(18,010)	(18,010)

Balance at May 31, 2011	173,400,000	17,340	3,660	(21,610)	(610)

(1)	Reflects the 17:1 forward stock split completed on June 1, 2011.

The accompanying notes are an integral part of these financial statements.

BUCKEYE OIL & GAS, INC.
(formerly Benefit Solutions Outsourcing Corp.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
			Cumulative
			Since
			May 11, 2010
	For the Periods Ended		(Inception) to
	May 31,	May 31,	May 31,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(18,010)	$(3,600)	$(21,610)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities

Change in Operating Assets and Liabilities
Increase (Decrease) in Accounts Payable and Accrued Liabilities	(475)	3,600	3,125

Net Cash Used in Operating Activities	(18,485)	–	(18,485)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	–	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Sale of Common Stock	12,000	9,000	21,000

Net Cash Provided by Financing Activities	12,000	9,000	21,000

Net (Decrease) Increase in
Cash and Cash Equivalents	(6,485)	9,000	2,515
Cash and Cash Equivalents
at Beginning of Period	9,000	–	–
Cash and Cash Equivalents
at End of Period	$2,515	$9,000	$2,515

The accompanying notes are an integral part of these financial statements.

BUCKEYE OIL & GAS, INC.
(formerly Benefit Solutions Outsourcing Corp.)
 (An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Continued)

Cumulative
Since
May 11, 2010
	For the Periods Ended		(Inception) to
	May 31,	May 31,	May 31,
	2011	2010	2011

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	$–	$—	$–

The accompanying notes are an integral part of these financial statements.

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Buckeye Oil & Gas, Inc. (formerly Benefit Solutions Outsourcing Corp.) (an exploration stage company) (the “Company”) was incorporated in the state of Florida on May 11, 2010 under the laws of the State of Florida to offer small and medium sized businesses services that reduce invoicing expenses, speed receipt of monies, and allow authorization and recovery of paper drafts. The Company intended to provide instant cash flow for small and medium sized businesses and reduces expenses associated with invoicing with services that include pre-authorized checking, electronic payments, electronic check conversion, electronic check recovery, and telephone checks.  However, due to economic conditions the Company was unable to continue in that business.

On May 19, 2011 the Board of Directors and majority shareholder of the Company approved a change to the Company’s Articles of Incorporation which affected a 17 for one forward stock split of our issued and outstanding common stock, changed the name of the company to “Buckeye Oil & Gas, Inc.”, and changed the business of the Company to oil and gas exploration.  The changes became effective at the close of business on June 1, 2011. The forward stock split will be distributed to all shareholders of record on March 31, 2011. No cash was paid or distributed as a result of the forward stock split and no fractional shares were issued. All fractional shares which would otherwise be required to be issued as a result of the stock split were rounded up to the nearest whole share. There was no change in the par value of our common stock.

On June 2, 2011, Jamie Mills, the principal shareholder of the Company entered into a Stock Purchase Agreement which provided for the sale of his 38,000,000 shares of common stock of the Company (the “Shares”) to Ravi Dhaddey (who purchased 32,900,000 of the Shares) and Pol Brisset (who purchased 5,100,000 of the Shares). Combined, the Shares acquired by Messrs. Dhaddey and Brisset represent 65.07% of the issued and outstanding share capital of the Company on a fully-diluted basis.  In connection with such purchase, Mr. Mills cancelled the other 115,000,000 shares in the Company which he had owned.

Effective as of June 2, 2011, in connection with the acquisition of the Shares, Pol Brisset was appointed a director of the Company upon the resignation of Jamie Mills from his positions as the sole officer and director of the Company. The Board of Directors of the Company elected Pol Brisset as President, Chief Executive Officer, Chief Financial Officer and Treasurer.

Nature of Operations

The Company has no products or services as of May 31, 2010.  The Company was formed to offer small and medium sized businesses services that reduce invoicing expenses, speed receipt of monies, and allow authorization and recovery of paper drafts. The Company intended to provide instant cash flow for small and medium sized businesses and reduces expenses associated with invoicing with services that include pre-authorized checking, electronic payments, electronic check conversion, electronic check recovery, and telephone checks.  However, due to economic conditions the Company was unable to continue in that business.  On June 2, 2011 the Company received final approval to change its name to Buckeye Oil & Gas, Inc and change the business of the Company to oil and gas exploration.  On June 23, 2011, the Company acquired an interest in its first oil and gas property (note 8).

NOTE 2 – ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (GAAP) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company only commenced its oil and gas exploration activities in June 2011.  The Company has not realized any revenue from its present operations.  During the year ended May 31, 2011, the Company incurred a net loss of $18,010.  Since inception on May 11, 2010 the Company has an accumulated deficit of $21,610 at May 31, 2011.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent on its ability to develop its oil and gas property and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable. The Company expects that it will need approximately $841,000 to fund its operations during the next twelve months which will include capital payments under its property agreement (note 8) as the costs associated with maintaining an office.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.  Accordingly, no adjustment relating to the recoverability and classification of recorded asset amounts and the classification of liabilities has been made to the accompanying financial statements in anticipation of the Company not being able to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and notes. Significant areas requiring the use of estimates relate to accrued liabilities. Management believes the estimates utilized in preparing these financial statements are reasonable and prudent and are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with one financial institution in the form of a demand deposit.

Loss per Share

Net income (loss) per share is computed by dividing the net income by the weighted average number of shares outstanding during the period. The Company did not have any dilutive instruments outstanding at May 31, 2011.

Comprehensive Income

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are  reduced by a  valuation  allowance  when,  in the opinion  of  management,  it is more  likely than not  that  some portion or all of the deferred  tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments

The book values of cash, prepaid expenses, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;

•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

New Accounting Pronouncements

ASU No. 2010-06

In January 2010, the FASB issued ASU 2010-06 “Fair Value Measurements and Disclosures (Topic 820-10), Improving Disclosures About Fair Value Measurements”.  This update provides amendments to Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Level 1, 2, and 3.  The standard adds new disclosure and clarifies existing disclosure requirements.  The new standard requires disclosures of the fair value of financial instruments for interim reporting periods of publicly traded companies in addition to the annual disclosure required at year-end.  The provisions of the new standard are effective for the interim periods ending after June 15, 2009.  The adoption of ASU 2010-06 has been reflected in Company’s financial statements.

ASU No. 2011-05

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-05, Presentation of Comprehensive Income.  ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements.  The new guidance removes the presentation options in Accounting Standards Codification (ASC) 220, Comprehensive Income, and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements.  The ASU does not change the items that must be reported in other comprehensive income. ASU 2011-05 will be effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011.  The adoption will not have a material effect on the Company’s consolidated financial statements. There are currently no other accounting standards that have been issued that will have a significant impact on the Company’s financial position, results of operations and cash flows upon adoption.

NOTE 4 - COMMON STOCK TRANSACTIONS

On May 12, 2010, the Company issued 9,000,000 of its $0.0001 par value common stock for $9,000 cash to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

On November 16, 2010, the Company sold 1,200,000 of its common stock for $12,000 cash to 24 shareholders.

NOTE 5 - STOCK SPLITS

On May 19, 2011 the Board of Directors and majority shareholder of the Company affected a 17 for one forward stock split of our issued and outstanding common stock.  The forward stock split was distributed to all shareholders of record on March 31, 2011. No cash was paid or distributed as a result of the forward stock split and no fractional shares were issued. All fractional shares which would otherwise be required to be issued as a result of the stock split were rounded up to the nearest whole share. There was no change in the par value of our common stock.

NOTE 6 - INCOME TAXES

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:
	2011	2010
Income tax expense at statutory rate	6,123	1,224
Less: valuation allowance	(6,123)	(1,224)
Income tax expense	-	-

At May 31, 2011, the Company had net operating loss carry forwards of approximately $21,610 (2010 - $3,600) that may be offset against future taxable income through 2030.  No tax benefit has been reported in the May 31, 2011 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Commencing March 24, 2011 the Company entered into a one-year lease for its office space at $150 per month.  It is expected that the Company will renew the lease for another year when the current lease expires.

NOTE 8 – SUBSEQUENT EVENTS

Business Combination

On June 23, 2011 the Company entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of a private Canadian business owned by the Company’s sole executive officer called Buckeye Oil & Gas (Canada) Inc. (“Buckeye Canada”), a company incorporated in Alberta, Canada. The purchase price paid for the shares of Buckeye Canada was $400,000, which was paid by the issuance to Pol Brisset, the Company's sole officer and a director, of 1,000,000 shares of common stock of the Company.

As a result of the acquisition, Buckeye Canada became a wholly-owned subsidiary of the Company.

The following table shows the allocation of the consideration transferred based on the fair values of the assets and liabilities acquired:

Consideration Transferred
Common shares issued	$400,000
$400,000

Allocation of Consideration Transferred
Oil and gas properties	$159,839
Cash	240,161
$400,000

Farmout and Participation Agreement with Luxor

Buckeye Canada’s sole asset is rights granted pursuant to a May 12, 2011 Farmout and Participation Agreement with Luxor Oil & Gas, Inc. (“Luxor”). Under this agreement Buckeye Canada has agreed to incur 80% of the cost of drilling a well on one of Luxor’s properties in exchange for a 56% working interest in said well. In a separate agreement, on May 16, 2011 Buckeye Canada entered into a Participation Agreement whereby the Company agreed to share its obligations and rights under the agreement with Luxor with a partner on a 50% basis.  The partner is a privately-owned company called Pioneer Marketing Group, Ltd. (“Pioneer”).  The Participation Agreement requires Buckeye Canada and Pioneer to equally fund Buckeye Canada’s obligations under the Luxor agreement and to participate equally in the interest in the well.  Accordingly, Buckeye Canada and Pioneer will each pay a net 40% of the initial capital costs and earn a 28% interest in any wells drilled by Luxor, as long as Pioneer continues to fund its half of the required amount of expenses.

At the time of the acquisition of Buckeye Canada, Buckeye Canada and Pioneer had paid Luxor an aggregate CDN $305,753 (approximately USD $319,678) in connection with the drilling of the well. The well, located in the Valhalla area of Alberta (“Valhalla Well”), Canada was drilled in July 2011.  On August 2, 2011, Buckeye Canada and Pioneer paid an additional aggregate CDN $351,054 (USD $365,605 to Luxor for the costs to complete the well and acquire surface infrastructure for oil collection.  The well is expected to be completed by the end of August, 2011. Buckeye Canada has now earned its 28% interest in the Valhalla Well.

Buckeye Canada also has the right of first refusal to participate on two additional properties if Luxor determines that it desires to pursue drilling on those properties. If Buckeye Canada exercises this right, it will need to pay 80% of such expenses in exchange for 56% of the revenues.  On July 26, 2011 Buckeye Canada exercised its rights to participate in a second well to be drilled by Luxor.  It is expected that the drilling of the second well will commence in August 2011.

The agreement with Luxor provides for Buckeye Canada to earn its working interest on the entire property and not just on the respective well.  As a result, now that Buckeye Canada has earned-in on the Valhalla property, Buckeye Canada will pay 28% of the capital costs on any new wells drilled on the Valhalla property and earn a 28% working interest.  In other words, on the potentially three properties that are part of the Luxor agreement, Buckeye Canada pays 40% of the capital costs to earn a 28% working interest on the first well but pays 28% of the capital costs to earn a 28% working interest on all subsequent wells drilled on the respective property.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$644
Legal fees and miscellaneous expenses (*)	$10,000
Accounting fees and expenses (*)	$1,500
Total (*)	$12,144

(*) Estimated Expenses.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Florida Revised Statutes and our bylaws.

Under the Florida Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Florida law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Florida law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 26, 2011 the Company closed a private placement of 1,800,000 common shares at $0.25 per share for a total offering price of $450,000.  The common shares were offered by the Registrant pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.   The funds received from this financing will be used to fund the Company’s portion of the Spirit Rycroft well that commenced in August, 2011.  Even with this financing current cash on hand to fund all of the Company’s requirements under the drill programs currently proposed by Luxor.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Incorporation of Registrant. (1)
3.1.1	Articles of Amendment(5)
3.2	By-Laws of Registrant. (2)
4.1	Form of stock certificate. (3)
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered
10.1	Stock Purchase Agreement dated June 23, 2011 among Buckeye Oil & Gas, Inc., Pol Brisset and Buckeye Oil & Gas Canada, Inc.(4)
10.2	Farmout and Participation Agreement dated May 12, 2011 between Luxor Oil & Gas Ltd. and Buckeye Oil & Gas (Canada), Inc.(4)
10.3	Service Agreement dated July 1, 2011 by and between Manny Dhinsa and Buckeye Oil & Gas, Inc.(5)
10.4	Form of Regulation S Subscription Agreement (6)
10.5	Service Agreement dated September 1, 2011 by and between Pol Brisset and Buckeye Oil & Gas, Inc.(7)
10.6	Service Agreement dated September 1, 2011 by and between Manny Dhinsa and Buckeye Oil & Gas, Inc.(7)
23.1	Consent of ZS Consulting Group, LLP
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1) Previously filed as Exhibit 3.1 to Registration Statement, filed with the Securities and Exchange Commission on July 1, 2010, file no. 333-167917
(2) Previously filed as Exhibit 3.2 to Registration Statement, filed with the Securities and Exchange Commission on July 1, 2010, file no. 333-167917
(3) Previously filed as Exhibit 4.1 to Registration Statement, filed with the Securities and Exchange Commission on July 1, 2010, file no. 333-167917
(4) Previously filed with the Company’s Form 8-K submitted to the SEC on June 28, 2011.
(5) Previously filed with the Company’s Form 10-K submitted to the SEC on August 25, 2011.
(6) Previously filed with the Company’s Form 8-K submitted to the SEC on August 30, 2011.
(7) Previously filed with the Company’s Form 8-K submitted to the SEC on September 8, 2011.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, on September 8, 2011.

BUCKEYE OIL & GAS, INC.

By: /s/ Pol Brisset Name: Pol Brisset Title: President, Chief Executive Officer and Treasurer (Principal Executive and Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pol Brisset, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

September 8, 2011	/s/ Pol Brisset	Pol Brisset	CEO, President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)
September 8, 2011	/s/ Manny Dhinsa	Manny Dhinsa	Secretary and Director